Exhibit 32(a)

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Decorize, Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen R. Crowder

Stephen R. Crowder
President and Chief Executive Officer
(Principal Executive Officer)
September 28, 2005